Exhibit 10.2

AUTOSCOPE TECHNOLOGIES CORPORATION

2014 STOCK OPTION AND INCENTIVE PLAN

STOCK OPTION AGREEMENT

RECIPIENT:	[ ]
GRANT DATE:	__________________, 2022
NUMBER OF OPTION SHARES:	[ ] shares of Common Stock
EXERCISE PRICE PER SHARE:	$______ per share of Common Stock
EXPIRATION DATE:	The date that is the tenth anniversary of the Grant Date

              THIS AGREEMENT (the “Agreement”) is made as of the Grant Date set forth above by and between Autoscope Technologies Corporation, a Minnesota corporation (the “Company”), and the Recipient named above, who is an employee of or provider of services to the Company or an Affiliate of the Company (the “Recipient”).

              The Company desires, by affording the Recipient an opportunity to purchase shares of its Common Stock (the “Common Stock”), as hereinafter provided, to carry out the purpose of the plan entitled the “Image Sensing Systems, Inc. 2014 Stock Option and Incentive Plan (the “Plan”) that was assumed by the Company under the Assignment and Assumption Agreement by and between the Company and Image Sensing Systems, Inc. dated as of July 21, 2021.

              NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, and for other good and valuable consideration, the parties hereby agree as follows:

1.                Grant of Option.  The Company hereby grants to the Recipient the right and option (the “Option”) to purchase all or any part (but not as to a fractional share) of the aggregate number of shares of Common Stock set forth above (the “Option Shares”) (such number being subject to adjustment as provided in Section 9 hereof) on the terms and subject to the conditions set forth in this Agreement and in the Plan.  This Option is or is not an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) as indicated below (Company to check one box below at time of grant):  [Note:  This permits the same model to be used for grants of either Incentive Stock Options or Non-Statutory Options.  The appropriate box must be “checked” at the time of grant]

              The Option is an Incentive Stock Option

              The Option is a Non-Statutory Option (that is, it is not an Incentive Stock Option)

2.                Purchase Price.  The per share purchase price of the Option Shares shall be the Exercise Price Per Share set forth above (such Exercise Price Per Share being subject to adjustment as provided in Section 9 hereof).  Except to the extent provided in Section 12 below, the Exercise Price is intended to equal or exceed the Fair Market Value for the shares of the Company’s Common Stock as of the Grant Date, as determined pursuant to Section 1.1(m) of the Plan.

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3.                Term and Exercise of Option.

a.                 The term of this Option shall commence on the Grant Date set forth above and shall continue until the Expiration Date set forth above, unless earlier terminated as provided herein.

b.                This Option shall be exercisable only in the event that and to the extent that such Option has become vested and exercisable pursuant to the terms of this Section 3(b).  Subject to the earlier termination of this Option pursuant to its terms and to the terms of the Plan, this Option shall vest and become exercisable as follows, but only if the Recipient is then an employee of or continues to provide services to the Company or an Affiliate at the specified time: [Note:  You can use different vesting schedules.  The following is a 4-year, 25% per year vesting schedule which I understand you have used for some recent grants.]

(i)               Up to twenty-five percent (25%) of such Option Shares (rounded down to the nearest whole share) may be purchased at any time after one (1) year from the Grant Date and prior to the termination of this Option;

(ii)             Up to fifty percent (50%) of such Option Shares (rounded down to the nearest whole share and less any shares previously purchased pursuant to this Option that vest pursuant to this Section 3(b)) may be purchased at any time after two (2) years from the Grant Date and prior to the termination of this Option;

(iii)          Up to seventy-five percent (75%) of such Option Shares (rounded down to the nearest whole share and less any shares previously purchased pursuant to this Option that vest pursuant to this Section 3(b)) may be purchased at any time after three (3) years from the Grant Date and prior to the termination of this Option;

(iv)           Up to 100% of such Option Shares (less any shares previously purchased pursuant to this Option that vest pursuant to this Section 3(b)) may be purchased at any time after four (4) years from the Grant Date and prior to the termination of this Option.

[Note:  Some of the following three sentences will be included if the optional Section 10 (Noncompete) or Section 11 (For Cause) are used in order to forfeit the otherwise vested Option or if the Options will fully vest upon a Change in Control that occurs while the Recipient is still an employee or service provider.] Notwithstanding the foregoing, (i) this Option and all Option Shares granted hereunder shall be terminated and forfeited in the event that a Cause (as defined in Section 11 of this Agreement) event shall occur with respect to the Recipient, (ii) this Option and all Option Shares shall be subject to the restrictive covenants contained in Section 10 of this Agreement, and any violation of the terms and conditions of Section 10 of this Agreement shall, at the option of the Company, result in the termination and forfeiture of any and all options granted under this Agreement, and (iii) upon the occurrence of any “Change in Control” defined in Section 1.1 of the Plan that occurs while the Recipient is then an employee of or provider of services to the Company or an Affiliate, one hundred percent (100%) of the Option Shares shall immediately be exercisable. In addition, in the sole discretion of the Board or Committee, this Option and all Option Shares granted  hereunder will terminate upon the closing of a “Change in Control” defined in Section 1.1 of the Plan, with such termination to be deemed to occur immediately after the Recipient is provided with the opportunity to exercise the Recipient’s right to purchase any Option Shares that are then exercisable under the Option.

c.                 To exercise this Option, the Recipient shall satisfy the following conditions: (i) deliver written notice of exercise to the Company at its principal office on or before the Expiration Date, which written notice must be in the form of attached Exhibit A to this Agreement, and (ii) deliver payment in full for the Option Shares with respect to which this Option is then being exercised, as provided in Section 4(a) below.

d.                Neither the Recipient nor the Recipient’s legal representatives, legatees or distributees, as the case may be, will be, or will be deemed to be, a holder of any Option Shares for any purpose unless and until certificates for such Option Shares are issued (or are reflected upon the official records of the Company) to the Recipient or the Recipient’s legal representatives, legatees or distributees, under the terms of the Plan.

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4.                Limitations on Exercise of Option.

a.                 The exercise of this Option will be contingent upon receipt from the Recipient (or the purchaser acting under Section 7 below) of the full Exercise Price of the Option Shares for which this Option is being exercised.  Payment may be made in cash or by a cashier’s or certified check.  However, in the sole discretion of the Committee, and subject to such terms and conditions as the Committee deems appropriate in its discretion, payment of the Exercise Price or a portion thereof may be made by surrender to the Company of previously acquired shares of Common Stock or shares of Common Stock issuable upon the exercise of this Option, such shares to be credited against the Exercise Price based upon the Fair Market Value thereof on the date of exercise, or by a combination of such shares and cash or a certified or cashier’s check.  No Option Shares will be issued until full payment therefor has been made and the Recipient has executed any and all agreements that the Company may require the Recipient to execute.

b.                The issuance of Option Shares upon the exercise of this Option shall be subject to all applicable laws, rules, and regulations.  If, in the opinion of the Board of Directors of the Company or a Committee of the Board of Directors, (i) the listing, registration, or qualification of the Option Shares upon any securities exchange or under any state or federal law, (ii) the consent or approval of any regulatory body, or (iii) an agreement of the Recipient with respect to the disposition of the Option Shares, is necessary or desirable as a condition to the issuance or sale of the Option Shares, this Option shall not be exercised and/or the Option Shares shall not be sold unless and until such listing, registration, qualification, consent, approval or agreement is effected or obtained in form satisfactory to the Board of Directors or the Committee.

5.                Nontransferability of Option.  This Option shall not be transferable by the Recipient other than by will or the laws of descent and distribution, and during the lifetime of the Recipient, this Option shall be exercisable only by the Recipient.  [Note:  The Plan permits (but does not require) Non-Statutory Options to be granted that may be transferred.  If this is to be the case, then this provision will need to be modified in a specific grant.]

6.                Termination of Employment.  Upon termination of the Recipient’s employment with or providing of services to the Company or an Affiliate other than as a result of the death of the Recipient, this Option may be exercised to the same extent that the Recipient would have been entitled to exercise it at the date of termination and may be exercised within a period of ninety (90) days after the date of termination, but in no case later than the Expiration Date set forth above.  [Note:  You can choose a different expiration date after termination of employment/service providing.  This is the “standard” date used for stock options.]

7.                Death of Recipient.  If the Recipient dies while employed by or providing services to the Company or an Affiliate, this Option may be exercised to the same extent that the Recipient would have been entitled to exercise it at the date of death and may be exercised within a period of one hundred eighty (180) days after the date of death, but in no case later than the Expiration Date set forth above.  In such event, this Option shall be exercisable only by the executors or administrators of the Recipient or by the person or persons to whom the Recipient’s rights under the Option shall pass by the Recipient’s will or the laws of descent and distribution.  Any portion of an Option that is not exercisable at the time of the Recipient’s death shall automatically terminate.  [Note:  A different date may be used.  Normally, this is a longer date to give the decedent’s estate time to get up and running and to figure out whether the Option should be exercised.]

8.                No Right to or Reasonable Expectation of Continued Employment or Service.  This Option does not confer upon the Recipient any right with respect to continuance of employment with or providing of services to the Company or an Affiliate of the Company, nor does it interfere in any way with the Company’s right or the Affiliate’s right to terminate the Recipient’s employment or providing of services at any time.  In addition, the Recipient represents that, regardless of whether the Recipient is an employee, officer and/or director of the Company or an Affiliate, this Option and any Common Stock to be purchased as a result of this Option will be held for their potential as an equity investment and without any expectation that ownership of the Common Stock will entitle the Recipient to any rights as an employee, officer or director of the Company or an Affiliate that would not exist if the Recipient were not a shareholder of the Company.  The Recipient further agrees that no change in the Recipient’s expectations concerning the Recipient’s employment by the Company or an Affiliate or concerning the Recipient’s participation as an officer or director of the Company or an Affiliate will have a reasonable basis unless set forth in a written agreement expressly giving the Recipient additional rights as to such matters.  The Company and the Affiliates hereby advise the Recipient that they have the expectation that the Recipient will not have any right to employment by the Company or an Affiliate or to continue to be an officer or director of the Company or an Affiliate by virtue of the Recipient’s ownership of any Common Stock, and that they would not have issued this Option to the Recipient if the Recipient had any contrary expectations.

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9.                Anti-Dilution Adjustments. In the event of any change in the outstanding shares of Common Stock by reason of any dividend, split, reverse split, reclassification, combination, merger, exchange of shares, or other similar recapitalization of the Company, there shall be an appropriate and proportionate adjustment to the number of Option Shares and the Exercise Price Per Share hereunder so that the Recipient then shall receive for the aggregate Exercise Price paid by the Recipient upon exercise of this Option the number of shares the Recipient would have received if this Option had been exercised before such event occurred.  No adjustment shall be made under this Section upon the issuance by the Company of any warrants, rights, or options to acquire additional Common Stock or of securities convertible into Common Stock unless such warrants, rights, options or convertible securities are issued to all of the Company’s shareholders on a proportionate basis.

10.            Restrictive Covenants.  [This is an example of what is a common but optional provision.  The grant of this option would serve as consideration for the restrictive covenants.]  The Recipient hereby agrees to the following restrictive covenants as consideration for the grant of this Option:

a.                 [Alternative for compliance with any separate agreement with the Recipient]  The Recipient hereby agrees and acknowledges that the grant of this Option is conditioned upon continued compliance by the Recipient with any and all confidentiality, non-compete and/or non-solicitation covenants and restrictions contained in any separate agreement between the Company and the Recipient, and if the Recipient breaches any of such covenants or restrictions, the entirety of the Company's obligations under this Agreement and the Plan and any Options issued under this Agreement shall, upon written notice delivered to the Recipient, terminate in their entirety, whereupon the Recipient shall have no further rights or privileges under this Agreement or Plan.

b.                [Alternative outlining Noncompete/Nonsolicitation Provisions]  The Recipient agrees that during the term of the Recipient’s employment with or providing of services to the Company or an Affiliate of the Company, and during the period specified below following the earlier of (i) the termination of such employment or providing of services for whatever reason or (ii) the occurrence of a Change in Control defined in Section 1.1 of the Plan, the Recipient shall not:

(i)               during the twelve (12) month period following the occurrence of the event specified in (i) or (ii) in the foregoing paragrah, within any state in the United States or any province in Canada where the Company at the time of the event conducts business, own, manage, operate or control, or participate in the ownership, management, operation or control of, or be employed by, or act as a consultant or advisor to, or be connected in any manner with, any corporation, partnership, person, firm or other entity that is engaged in any business that is then conducted by the Company where such business is in competition with the Company; or  [Note:  These provisions could be made more narrow, such as by limiting them to the marketplace served by the Company]

(ii)             during the twelve (12) month period following the occurrence of the event specified in (i) or (ii) above, solicit customers, or the business of any person, firm, corporation or any entity who is or has been a customer or account, of the Company or any Affiliate, for the purpose of selling to such customer or account any product or service which is or has been sold by the Company or an Affiliate where the sale of such product or service competes with the Company or an Affiliate; or

(iii)          during the twelve (12) month period following the occurrence of the event specified in (i) or (ii) above, induce or attempt to induce any employee of the Company or an Affiliate to do any of the foregoing or to discontinue such person’s association with the Company or an Affiliate.

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c.                 The Recipient shall not make available or divulge to any person, firm, corporation or other entity any information of or regarding the Company or any Affiliate, specifically including, but not limited to, trade secrets, customer lists, business policies, financial information, technical information, methods of operation, marketing programs, price lists, or any other confidential or secret information concerning the business and affairs of the Company or any of its Affiliates.

d.                The Recipient agrees and acknowledges that any breach of the covenants or agreements set forth in this Section 10 will cause the Company irreparable harm for which there is no adequate remedy at law.  In addition to (and not as replacements for or limitations upon) all rights and remedies otherwise available to the Company under applicable law, if the Recipient breaches any covenants or agreements set forth in this Section 10, the entirety of the Company's obligations under this Agreement and any Options issued under this Agreement shall, upon written notice delivered to the Recipient, terminate in their entirety, whereupon the Recipient shall have no further rights or privileges under this Agreement.

11.            Forfeiture of Options for Cause.  [Note:  This is an example of an optional forfeiture provision where a “for cause” event occurs] Notwithstanding any other provision of this Agreement, all Options issued under this Agreement shall be terminated and forfeited upon the occurrence of any “Cause” event with respect to the Recipient.  For purposes of this Agreement, “Cause” means the occurrence of any of the following events:

a.                 Any material breach by the Recipient of the Recipient’s duties or obligations under this Agreement; or

b.                The Recipient’s (i) conviction (or nolo contendere plea) for any felony or criminal offense involving dishonest conduct or criminal offense relating in any manner to the affairs of Company; (ii) breach of accepted moral standards which has the effect of injuring the reputation, business or performance of Company; or (iii) participation in any willful, intentional or gross negligent act which has the effect of injuring the reputation, business or performance of Company.

12.            Additional Rules for Incentive Stock Options.  For any Option that is an Incentive Stock Option (as indicated in Section 1 above), the following terms and conditions shall apply to the Option:

a.                 Option Granted to Employee.  In order for the Option to constitute an Incentive Stock Option, the Recipient must be an employee of the Company or an Affiliate at the time the Option is granted.

b.                Exercise Price.  It is the intent of the Company that the Option qualify for treatment as an "Incentive Stock Option" in accordance with Section 422 of the Code.  Although the Company has attempted to comply with the statutory requirements for an Incentive Stock Option, no assurance is given that the Option does in fact so qualify.  One of the requirements of an Incentive Stock Option is that the Exercise Price Per Share for the Option equals or exceed the fair market value of the underlying Common Stock at the time the Option is granted.  However, for Recipients who own stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company, the exercise price of the option must equal or exceed one hundred ten percent (110%) of the fair market value of the underlying Common Stock at the time the option is granted.  The Company has determined (with independent advice where considered necessary) that the Exercise Price Per Share for the Option equals or exceeds the fair market value of the Common Stock as of the Grant Date.  However, no assurance can be given that the Exercise Price Per Share and Fair Market Value so determined will be accepted by the government or a court as correct.

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c.                 Other Qualification Considerations.  In addition, in order to qualify for favorable tax treatment as an Incentive Stock Option, no disposition of stock obtained pursuant to an Incentive Stock Option may be made within two years from the date of the grant of the Option or within one year after exercise of the Option and the transfer of such stock to the Recipient.  Further, in order to qualify for favorable tax treatment, the Option must be exercised no later than three (3) months after the termination of the Recipient's employment with the Company or an Affiliate (other than as a result of the death of the Recipient), whether such termination is voluntary or involuntary, with or without Cause.  If these requirements are not observed, the Recipient will not receive the favorable tax treatment described below.

d.                Exercise After Termination of Employment.  Upon termination of the Recipient’s employment with the Company or an Affiliate other than as a result of the death of the Recipient, this Option may be exercised to the same extent that the Recipient would have been entitled to exercise it at the date of termination and may be exercised within a period of ninety (90) days after the date of termination, but in no case later than the Expiration Date set forth above.  In the event that the Option does not expire under the terms of this Agreement following the end of the ninety (90) day period, any portion of the Option that remains after that time shall no longer constitute an Incentive Stock Option and, instead, shall thereafter be a Non-Statutory Stock Option.

e.                 Tax Treatment.  If the Option qualifies for favorable tax treatment as an Incentive Stock Option, the Recipient will realize no income upon receipt or exercise of an Option.  Upon the sale of the Common Stock acquired with an Incentive Stock Option, the Recipient will generally be subject to tax on the gain (if any) realized therefrom.  The Recipient’s basis in such stock will be the Exercise Price under the Option.  Since federal income tax law is subject to change and income tax laws vary from state to state, the Company urges the Recipient to consult with his or her individual tax advisor(s) prior to the exercise of an Option and the subsequent sale of Common Stock acquired pursuant to such exercise.  THE COMPANY IS NOT GIVING, AND WILL NOT GIVE, BY THE PLAN, THIS AGREEMENT OR OTHERWISE, INDIVIDUAL INCOME TAX ADVICE TO THE RECIPIENT.

13.            Limitation on Payments and Benefits.  Notwithstanding anything in this Agreement to the contrary, if any of the payments or benefits to be made or provided in connection with this Agreement, together with any other payments, benefits or awards which the Recipient has the right to receive from the Company or any Affiliate constitute an “excess parachute payment” (as defined in Section 280G(b) of the Code), such payments, benefits or awards to be made or provided in connection with this Agreement, or any other agreement between the Recipient and the Company or its Affiliates, may be reduced, eliminated, modified or waived to the extent necessary to prevent all, or any portion, of such payments, benefits or awards from becoming “excess parachute payments” and therefore subject to the excise tax imposed under Section 4999 of the Code.  The Recipient will have the sole right and discretion to determine whether the payments, benefits or awards to be made or provided in connection with this Agreement, or any other agreement between the Recipient and the Company, should be reduced, and whether or not such other agreement with the Company or an Affiliate expressly addresses the potential application of Section 280G or Section 4999 of the Code (including, without limitation, that “payments” under such agreement be reduced).  The Recipient will also have the right to designate the particular payments, benefits or awards that are to be reduced, eliminated, modified or waived; provided, that no such adjustment will be made if it results in additional expense to the Company in excess of expenses the Company would have experienced if no adjustment had been made.  The determination as to whether any such decrease in the payments or benefits is necessary must be made in good faith by legal counsel or a certified public accountant selected by the Recipient and reasonably acceptable to the Company, and such determination will be conclusive and binding upon the Recipient and the Company.  The Company will pay or reimburse the Recipient on demand for the reasonable fees, costs and expenses of the counsel or accountant selected to make the determinations under this Section.

14.            Interpretation.  The interpretation and construction of any provision of the Plan and this Option shall be made by the Board of Directors or the Committee and shall be final, conclusive and binding on the Recipient and all other persons.

15.            Definitions; Plan Governs.  Any capitalized term used herein that is not expressly defined herein shall have the meaning ascribed to it in the Plan.  This Option is in all respects subject to and governed by all of the provisions of the Plan.  The Recipient acknowledges receipt of a copy of the Plan, represents that the Recipient is familiar with its terms and provisions, and hereby accepts this Option subject to all of the terms and provisions thereof.

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              IN WITNESS WHEREOF, the Company has caused this Agreement to be executed in its corporate name by its duly authorized officer, and the Recipient has executed this Agreement as of the Grant Date set forth above.

              COMPANY:              AUTOSCOPE TECHNOLOGIES CORPORATION

                            By

                                  Its:

              RECIPIENT:

                            Signature of Recipient

                            [                                 ]

                            Name of Recipient Typed or Printed

                            Address:

                            SS# _____-____-______

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EXHIBIT A

NOTICE OF EXERCISE OF

STOCK OPTION

TO:                            AUTOSCOPE TECHNOLOGIES CORPORATION

FROM:              [                                 ]

DATE:                            _________________________

RE:                            Exercise of Stock Option

              I hereby exercise my option to purchase               shares of the Common Stock of the Company at $_______ per share (total exercise price of $                            ).  This notice is given in accordance with the terms of my Stock Option Agreement (“Agreement”) dated as of __________________, 20__.  The option price and exercise is in accordance with Sections 2 and 3 of the Agreement.  I represent that all of the shares are being acquired for investment purposes and not for resale.

Check One:

              Enclosed is cash, or a cashier’s or certified check payable to Autoscope Technologies Corporation for the total exercise price of the shares being purchased.

              Attached is a certificate(s) for ______ shares of Common Stock duly endorsed in blank and surrendered for the exercise price of the shares being purchased.*

*The use of this alternative is subject to the approval of Autoscope Technologies Corporation

              Please prepare the  certificate for the Common Stock to be issued in the following name(s): ______________________________________________________________________.

Sincerely,

(Signature)

[                                 ]

(Print or Type Name)

Letter and consideration

received on __________________

(effective date of exercise)

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